EXHIBIT B

                    INFORMATION WITH RESPECT TO DIRECTORS OF
                      GRAND SLAM CAPITAL MASTER FUND, LTD.



NAME AND           POSITION WITH GRAND    PRINCIPAL OCCUPATION    CITIZENSHIP
ADDRESS            SLAM CAPITAL MASTER,
                   LTD.

Mitchell Sacks     Director               Managing Grand Slam     USA
(1)                                       Asset Management,
                                          LLC and Grand Slam
                                          General Partners

Martin Lang(2)     Director               Employed by             Cayman Islands
                                          International
                                          Management Services

Ian Goodall(2)     Director               Employed by             Cayman Islands
                                          International
                                          Management Services



1. The business address of Mitchell Sacks is c/o Grand Slam Asset Management, LLC, One Bridge Plaza, Fort Lee, New Jersey 07024.

2. The business address of the named individuals is c/o International Management Services Limited, 4th Floor, Harbour Centre, George Town, Cayman Islands.